EXHIBIT 99.1
    NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD HOSPITALITY TRUST ANNOUNCES CEO SUCCESSION PLAN

DALLAS – April 18, 2024 – Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that Rob Hays, the current President and Chief Executive Officer of Ashford Trust, will be stepping down effective June 30, 2024 after nearly 20 years of dedicated service to the Company. The Company’s current Senior Vice President of Corporate Finance & Strategy, Stephen Zsigray, will succeed him at that time to become Ashford Trust’s President and Chief Executive Officer. Mr. Hays will spend the next few months working alongside Stephen on a smooth transition before pursuing plans to work with his father on a unique business opportunity in an industry outside of real estate.
“I’ve had the pleasure of supporting the Company and our hospitality business for almost two decades and consider myself blessed to have guided this wonderful organization over the past four years. Were it not for this opportunity I have, I would undoubtedly be at Ashford for the rest of my career,” said Rob Hays, Ashford Trust’s current President and Chief Executive Officer. “I've had the privilege of working with Stephen for many years. He is an exceptional leader and a terrific successor, possessing great vision and a deep understanding of our business and the industry. Ashford Trust is well positioned for long-term success.”
“We are incredibly grateful to Rob for his immense dedication and commitment to our organization,” commented Monty J. Bennett, Ashford Trust’s Chairman of the Board. “Although we’re disappointed with his departure, we fully appreciate and respect his desire to pursue his personal plans and business endeavors.” Mr. Bennett continued, “The Board is thrilled to have Stephen take on expanded responsibilities at Ashford Trust. He’s played a major role in the Company’s success over the last decade and is a perfect fit to be Rob’s successor. I am confident that the transition to new leadership will be seamless.”
Stephen Zsigray Executive Bio
Stephen Zsigray currently serves as Ashford Trust’s Senior Vice President of Corporate Finance & Strategy, a position he has held since May 2020. Mr. Zsigray also heads Ashford Inc.’s cash management platform and oversees corporate hedging strategy. Since 2020, Mr. Zsigray has helped the platforms raise more than $1.2 billion in common and preferred equity, secure over $1.0 billion in new corporate and property-level debt financing and negotiated maturity extensions on over $3.0 billion in mortgage debt. Additionally, Mr. Zsigray serves as Chief Financial Officer and Treasurer of Stirling Hotels & Resorts, a position he has held since November 2023.
Mr. Zsigray joined Ashford in 2014 as a trader and portfolio manager in Ashford’s investment management division, and subsequently served as President and Chief Operating Officer of OpenKey, an Ashford-affiliated hospitality technology company that provides digital guest key and access control solutions to hotels worldwide. Prior to joining the Company, Mr. Zsigray was with UBS Investment Bank in New York, where he traded and helped clients structure derivatives across equity, fixed income, and commodity markets. He began his career with Deloitte Consulting in St. Louis, where he advised Fortune 500 clients on issues related to mergers and acquisitions, business transformation, and process improvement.
Mr. Zsigray earned a Bachelor of Science in Business Administration from Saint Louis University, and graduated from Indiana University’s Kelley School of Business with an MBA in Finance.
He currently serves on the Advisory Council for the North Texas Food Bank and has advised a number of non-profit organizations in the Dallas metroplex. Mr. Zsigray previously served as an Executive Board Member of the Dallas Security Traders Association.
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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “could,” “plan,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of Ashford Trust’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to raise sufficient capital to pay off our strategic debt; our ability to repay, refinance, or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are made only as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.
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